DECHERT
                         TEN POST OFFICE SQUARE -- SOUTH
                        BOSTON, MASSACHUSETTS 02109-4603


                                                     April 30, 2002

VIA ELECTRONIC TRANSMISSION
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      THE WEISS FUND, FILE NOS. 33-95688, 811-09084

Dear Sir or Madam:

         Included herewith for filing on behalf of The Weiss Fund (the "Trust"), pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "1933 Act"), is one copy, including exhibits, of Post-Effective Amendment No. 13 to the Trust's Registration Statement on Form N-1A (the "Amendment"), marked to indicate the changes effected in the Registration Statement by the Amendment.

         The Amendment contains two prospectuses and two SAIs, and is being filed in connection with the Trust's annual update of its Registration Statement.

         Pursuant to Rule 485(b), the Trust has designated on the facing sheet to the Registration Statement that the Amendment become effective on May 1, 2002. No fees are required in connection with this filing.

         The undersigned hereby represents that the Amendment meets all of the requirements for effectiveness pursuant to Rule 485(b) under the 1933 Act. Please contact me at (617) 728-7122 or John V. O'Hanlon, Esq. at (617) 728-7111 with any comments or questions concerning this Amendment.
                                                     Very truly yours,


                                                     /s/ Christopher L. Sechler
                                                     ---------------------------
                                                     Christopher L. Sechler

cc:  John V. O'Hanlon, Esq.